                                                                                                              Exhibit 10.15

                                                      LEASE AGREEMENT

                                                          BETWEEN

                                                  FIRST FULTON ASSOCIATES

                                                        "LANDLORD"

                                                            AND

                                                 UNITED STATES CAN COMPANY

                                                         "TENANT"

12803705 01754168                                         35

12803705 01754168

ATTACHMENTS

EXHIBIT A- LEGAL DESCRIPTION OF LAND

EXHIBIT B - PROTECTIVE COVENANTS

EXHIBIT C - LANDLORD'S ESTOPPEL

EXHIBIT D - LANDLORD'S GUARANTY

CONSTRUCTION ADDENDUM

PURCHASE ADDENDUM

EXPANSION ADDENDUM

                                                           LEASE
                                                           -----

         THIS LEASE,  made this 15 day of June,  2001 (the "date of this Lease"),  by and between FIRST FULTON  ASSOCIATES, first party (hereinafter called "Landlord"); and UNITED STATES CAN COMPANY, second party (hereinafter called "Tenant"):

                                                   W I T N E S S E T H:
                                                   -------------------

1........PREMISES
The Landlord,  for and in consideration  of the rents,  covenants,  agreements,  and  stipulations  hereinafter  mentioned, provided for and  contained,  to be paid,  kept and performed by the Tenant,  has leased and rented,  and by these presents leases and rents unto the said  Tenant,  and said  Tenant  hereby  leases  and takes  upon the terms and  conditions  which hereinafter appear, the following described property  (hereinafter  called  "Premises"),  to wit: an approximately  185,122 usable  square foot ( as  determined  and  measured  from outside of outer wall to outside of outer wall,  "USF")  facility consisting  of  approximately  10,258 USF of  administrative  offices,  and  approximately  174,864 USF  manufacturing  and warehouse  space together with [sixteen (16)] acres of land (the "Land")  located in Coweta County,  Georgia,  as described in Exhibit "A" attached hereto,  which shall be constructed in accordance with the Construction  Addendum  attached hereto.
In connection with the Substantial  Completion (as defined in the Construction  Addendum) of the Premises, the Architect of
Record (as  defined in the  Construction  Addendum)  shall  certify to  Landlord  and Tenant the USF of the  Premises  (the
"Certified Square Footage").

2.       TERM
The Tenant  shall have and hold the  Premises for a term of fifteen  (15) years,  beginning  on the  Commencement  Date (as determined  by the  Construction  Addendum)  and ending on the last day of the 180th  month  thereafter  (the  "term"),  at midnight, unless sooner terminated as hereinafter provided.

3.       RENTAL
Beginning on the  Commencement  Date and until the end of the 60th full calendar  month  thereafter,  "Monthly  Rent" shall equal  $60,278.00.  Note: The Monthly Rent as of the date of this Lease has been  calculated  using a maximum  project cost figure of  $6,528,870  ("Maximum  Cost") as  previously  agreed upon by Landlord and Tenant and a rent  constant of 11.079%
($6,528,870  x 11.079% / 12 =  $60,278.00).  To the extent that the  aggregate  bids  received and accepted by Landlord for the construction work attributable to the construction cost portion of the Maximum Cost (the  "Construction  Work Aggregate
Bids") is less than  $4,875,500,  including  contractor's  overhead  and  profit at 11.5% (an  amount  representing  98% of
$4,975,000,  the construction  portion of the Maximum Cost), the Monthly Rent shall be adjusted downward in an amount equal to (a) the difference  between  $4,875,500 and the  Construction  Work Aggregate Bids times (b) 11.079 % divided by (c) 12.
For example,  if the  Construction  Work  Aggregate Bids equal  $4,775,500,  the Monthly Rent would be decreased by $923.25
($4,875,500  -  $4,775,500  x 11.079%  / 12).  In the event  that the  Construction  Work  Aggregate  Bids  equal or exceed
$4,875,500, no adjustment to Monthly Rent shall be made.

         Monthly Rent for months 61 through 120 will equal  $66,292.00,  product of Monthly Rent for month 60 multiplied by
1.0997771.  For  example,  if Monthly  Rent for month 60 is  $60,278.00,  then  Monthly Rent for months 61 through 120 will equal $66,292.00.

         Monthly Rent for months 121 through 180 will equal  $70,750.00,  product of Monthly Rent for month 120  multiplied by 1.067248.  For example,  if the Monthly Rent for month 120 is  $66,292.00,  then Monthly Rent for months 121 through 180 will equal $70,750.00.

         Notwithstanding the specific amount of Monthly Rent set forth above,  Monthly Rent may be adjusted by the terms of
Paragraph 1(b) of the Construction Addendum to account for Change Orders (as defined in the Construction Addendum).
--------------

Monthly Rent shall be paid promptly on the first day of each month in advance during the term of this Lease.

4.       AGENT'S COMMISSION
Landlord  shall pay the  commission  due Julien J.  Studley,  Jr.  ("Broker") in  accordance  with that certain  Commission
Agreement  Lease dated between  Landlord and Broker (the  "Commission  Agreement").  Broker has and does hereby relieve and release  Landlord and Tenant from any  liability for  commissions,  fees or otherwise in  connection  with the  transaction contemplated  by this Lease or the  purchase of the Land other than under the  Commission  Agreement.  Broker  acknowledges that it has represented Tenant and not Landlord.  Subject to the foregoing,  Landlord represents and warrants,  that it has not engaged  any  broker,  finder or any other  person who would be  entitled  to any  commission  or fee in respect of the execution of this Lease and any other  transaction  contemplated  by this Lease;  and agrees to indemnify and hold harmless
Tenant  against and in respect to any and all losses,  liabilities  or expenses which may be incurred by Tenant as a result of any  claim  which may be  asserted  by any such  broker,  finder or other  person  on the basis of any  arrangements  or agreements  made or  alleged  to have been made on behalf  of  Landlord.  Other  than the  Broker,  Tenant  represents  and warrants,  that it has not engaged any broker,  finder or any other person who would be entitled to any  commission  or fee in respect of the execution of this Lease and any other  transaction  contemplated  by this Lease;  and agrees to indemnify and hold harmless  Landlord against and in respect to any and all losses,  liabilities or expenses which may be incurred by
Landlord  as a result of any claim which may be asserted  by any such  broker,  finder or other  person on the basis of any arrangements or agreements made or alleged to have been made on behalf of Tenant other than the Commission Agreement.

5.       UTILITY BILLS
Tenant shall pay all utility bills,  including,  but not limited to, water, sewer, gas,  electricity,  fuel, light and heat bills for the  Premises,  and Tenant  shall pay all charges  for garbage  collection  services or other  sanitary  services rendered to the Premises or used by Tenant in  connection  therewith.  If Tenant fails to pay any of said utility  bills or charges for garbage  collection or other sanitary  services within ten (10) days of when due, Landlord may pay the same and such payment shall be added to and become part of the next rental payment due under this Lease.

6.       USE OF PREMISES
The Premises may be used for any lawful purpose that complies with the terms of the Protective  Covenants  attached  hereto as Exhibit  "B" (the  "Permitted  Use").  The  Premises  shall not be used for any illegal  purposes,  nor in any manner to create a  nuisance  or  trespass,  nor in any  manner to change  its  current  operation  the  result of which  would be to materially  change the  insurance  rating on the  Premises.  Landlord  shall  obtain,  at  Landlord's  cost,  an ALTA title insurance  policy,  with  coverage  in the amount of One  Million  Dollars  ($1,000,000)  in favor of Tenant  insuring  its leasehold estate in the Premises containing a zoning 3.1 endorsement (including parking and loading docks coverage).

7.       REPAIRS BY LANDLORD
Landlord,  at its sole cost and expense,  agrees to keep in good repair the roof, roof structure,  foundations,  foundation walls,  load bearing  walls,  floor  systems,  and parking lot of the  Premises,  and  underground  utility and sewer pipes outside the exterior walls of the building,  except  repairs  rendered  necessary by the negligence of Tenant,  its agents, employees or invitees.  Landlord  gives to Tenant  exclusive  control of the Premises and shall be under no  obligation  to inspect said  Premises.  Tenant shall  promptly  report in writing to Landlord any defective  conditions  known to it which
Landlord is required to repair.

8.       WARRANTY
Landlord  expressly  warrants to Tenant,  which warranty shall run for the twelve (12)-month period from and after the date of  Substantial  Completion,  that  the  Initial  Improvements  will  be  constructed  in a good  and  workmanlike  manner, substantially in accordance with all applicable laws,  rules,  codes,  ordinances and regulations and the Final Plans, that all  materials  incorporated  therein will be of good quality and new unless  otherwise  required or permitted by the Final
Plans, and will be free of material defects ("Landlord's Warranty").

         The Landlord's  Warranty includes labor and materials.  If within twelve (12) months after the date of Substantial
Completion  of the Initial  Improvements  any of the  construction  performed by Landlord is found to be not in  accordance with the standards in the Construction  Addendum,  Landlord shall correct such defects,  and any other damaged materials or finishes that are part of the Initial  Improvements,  promptly  after receipt of written  notice from Tenant.  Tenant shall give notice  promptly after  discovery of the condition.  Landlord's  Warranty as set forth above is expressly  intended to survive  Substantial  Completion  and  completion  of the  construction  of the  Initial  Improvements,  acceptance  and/or occupancy of the Premises by Tenant,  and the payment of Monthly Rent or other amounts  payable under this Lease by Tenant, for the full twelve  (12)-month  period herein set forth.  Landlord shall assign to Tenant or make Tenant a  co-beneficiary of all  warranties  (including  without  limitation  statutory  and  implied  warranties,  rights  and  remedies)  that are assignable and applicable to those portions of the Initial  Improvements  (including  equipment and systems) that Tenant is obligated  to maintain or repair  under this Lease;  and, to the extent such  warranties  are not  assignable  or otherwise enforceable  by Tenant,  Landlord shall use reasonable  efforts to enforce such  warranties on behalf of Tenant,  if and as applicable;  provided,  however,  that such assignment shall not impair or affect Landlord's  Warranty or other obligations hereunder.

9.       REPAIRS AND MAINTENANCE BY TENANT
Tenant  shall  perform  all  maintenance  and repair of the  Premises,  and shall make all  necessary  replacements  to the improvements,  except as provided in  Paragraph 7 above.  Tenant  shall,  at Tenant's  sole cost and  expense,  put,  keep, replace,  maintain  and  repair the  Premises  (including,  but not  limited to  heating  and air  conditioning  equipment, warehouse lighting,  office lighting,  outside lighting,  electrical  systems,  plumbing) so that at all times the Premises shall be in good order and  repair,  and in a good and safe  condition,  and Tenant  shall not cause or permit any waste or deterioration  to the Premises  normal wear and tear  excluded.  Tenant's  obligations  hereunder  shall  include,  without limitation,  the  obligation  to  make  all  needed  restorations,  renewals  and  repairs  to,  or  replacements  of,  the improvements,  whether interior or exterior, whether structural or non-structural,  whether foreseen or unforeseen, whether ordinary  or  extraordinary,  and  regardless  of the time  remaining  in the term of this  Lease,  except as  provided  in
Paragraphs 7, 8, 13 and 16 hereof.

         In the event Tenant fails to make any repairs,  or maintain the  Premises,  in accordance  with the  provisions of this Lease,  the Landlord may, but shall not be obligated,  to make said repairs,  or maintenance,  and bill Tenant for the cost of the same.  Said  amount  shall be paid by Tenant  within  thirty  (30) days of  billing  as part of the  rental due thereon.

10.      HVAC MAINTENANCE
Tenant shall  maintain a service  contract on all heating,  ventilating,  and air  conditioning  equipment with a reputable
HVAC  contractor  throughout  the term of this Lease and any  extension  thereof,  provided  Tenant's  maintenance  of such service contract shall in no way limit Landlord's obligations under Landlord's Warranty.

11.      GROUND MAINTENANCE
Landlord will install grass,  shrubs,  trees, pine straw, etc.  (hereinafter called the  "Landscaping").  Tenant agrees, at
Tenant's expense, to maintain the Landscaping as required by the Protective Covenants (as defined in Paragraph 43 below).

12.      TAXES
Landlord shall,  without notice or demand,  pay directly to the  appropriate  authority and discharge on or before the last day on which the same may be paid without penalty,  all taxes, rates and charges,  and other  governmental  impositions and charges of every kind and nature  whatsoever,  together with all interest and penalties  thereon  (collectively,  "Taxes"), which shall or may during the term of this Lease be levied,  assessed or imposed on the  Premises or any part  thereof,  or
Landlord's  interest in the Land and the improvements  located thereon, or any buildings,  appurtenances,  or equipment now or hereafter  erected or placed  thereon or therein or any part thereof,  in each case which has been approved by Tenant in writing.  Landlord  shall provide  Tenant with written notice of the amount of Taxes for each calendar year during the term
(together  with a copy of the bill) no later than seven (7) days after  receipt  of same.  Tenant  shall then pay  Landlord the  Taxes for such  calendar  year at least  seven (7) days  prior to the date  such  Taxes  are due and  payable  without penalty.  Landlord  shall then pay such Taxes before they are due and payable  without  penalty  (subject to Tenant's right to protest Taxes as provided  below).  If Landlord  fails to timely pay any Taxes after Tenant has timely paid Landlord for such  Taxes,  Tenant  may  directly  pay the Taxes to the  appropriate  taxing  authorities  in which case  Landlord  shall immediately  return the subject Taxes payment to Tenant and pay Tenant any penalties  resulting from Landlord's  failure to timely  pay such  Taxes with  interest  on such Taxes  payment  and any  penalty  thereon at the Prime Rate (as  defined in
Paragraph  21 below) plus 2.5% from the date such Taxes were due and payable  without  penalty to the date such Taxes,  any penalty and such interest component are paid to Tenant.  Landlord shall be responsible,  at its sole cost and expense,  for the timely payment of any and all special  assessments,  sanitary  assessments,  recapture  agreements and any other taxes, including,  without  limitation,  assessments  and  taxes  related  to common  roads and  utilities,  that  originate  from improvements  performed  on real  property  other than the Land or that benefit real estate in addition to the Land or that relate to improvements  that are shared by parties in addition to the Tenant (e.g.,  access roads through the business park of which the Land is a part and utility lines that lie within such common  roads)  (collectively,  "Special  Assessments").
All Taxes  assessed or imposed in lieu of or in addition to the  foregoing,  shall be paid by Landlord,  together  with all interest  and  penalties  thereon,  under or by virtue of all present or future  laws,  ordinances,  requirements,  orders, directions,  rules  or  regulations  of the  federal,  state,  county  and  city  or  local  governments  and of all  other governmental  authorities  whatsoever.  Tenant  shall pay  directly to the  appropriate  taxing  authority  all taxes which shall,  prior to or during  the term of this  Lease be levied,  assessed  or imposed on or become a lien upon the  personal property of Tenant  located  upon the  Premises.  Landlord  shall be deemed to have  complied  with the  covenants  of this
Paragraph  if payment of such Taxes  shall have been made  within any grace  period  allowed by law or by the  governmental authority  imposing the same during which  payment is permitted  without  penalty or interest,  and either  before the same shall become a lien upon the Premises or shall become  delinquent.  Landlord shall,  within thirty (30) days after the time above  provided for the payment by Landlord  thereof,  produce and deliver to Tenant  reasonably  satisfactory  evidence of such payment.

         All such Taxes (except the Taxes and assessments  levied on the personal  property of Tenant) which become due and are payable in the calendar year in which the term commences or expires,  shall be apportioned  pro-rata  between  Landlord and Tenant in accordance with the respective portions of such period during which the term shall be in effect.

          Tenant shall have the right to contest or review in good faith by legal  proceedings,  or in such other manner as it may deem suitable (which, if instituted,  Tenant shall conduct at its own expense,  and free of any expense to Landlord, and, if necessary,  in the name of Landlord,  with the reasonable  cooperation of Landlord),  any Taxes, and cause Landlord to withhold payment of such Taxes.  Notwithstanding  the foregoing  Landlord may promptly pay all such items if at any time the Premises or any part thereof shall be in reasonable  danger of being  foreclosed  upon by reason of such  nonpayment of
Taxes. The legal  proceedings  herein referred to shall include  appropriate  proceedings for review of tax assessments and appeals from orders therein and appeals from any judgment,  decrees or orders,  but all such proceedings  shall be begun as soon as reasonably  possible  after the  imposition  or assessment of any contested  items and shall be prosecuted to final adjudication with reasonable  dispatch.  In the event of any reduction,  cancellation or discharge,  Landlord shall pay the amount  finally levied or assessed  against the Premises or  adjudicated to be due and payable on any such contested  items and if there  shall be any refund  with  respect  thereto,  Tenant  shall be  entitled  to the same.  Tenant  shall also be entitled to any rebate or refund relating to Taxes accruing during the term.

         Nothing herein contained shall be construed to require Tenant to pay, or reimburse  Landlord for, any inheritance, estate, succession,  transfer, gift, franchise,  income, profit or excess profit, capital stock, capital levy, corporate or incorporated  business tax or other similar tax that is or may be imposed upon  Landlord,  its  successors  or assigns,  or upon the rent  payable by Tenant  unless such taxes shall be levied  instead and in lieu of real estate taxes upon the real property and improvements hereby demised.

         Landlord  covenants  and agrees to file the ad valorem  real  estate tax return as  required,  and within the time provided, by law, covering the interest of Landlord and Tenant in the Premises.

13.      DESTRUCTION OF OR DAMAGE TO PREMISES
If the Premises are totally destroyed whether by storm, fire,  lightning,  earthquake or other casualty or otherwise,  this
Lease shall  terminate  as of the date of such  destruction,  and rental  shall be  accounted  for as between  Landlord and
Tenant as of that date. If the Premises are damaged but not totally  destroyed by any such  casualties,  rental shall abate in such  proportion as use of the Premises has been destroyed,  and Landlord shall restore  Premises to  substantially  the same  condition as before damage as speedily as is  practicable,  whereupon  full rental shall  recommence.  If however the
Premises  cannot  reasonably  be expected to be  completely  repaired  within one hundred  eighty  (180) days or the damage materially  impairs  Tenant's  ability to conduct its business from the Premises,  Tenant may  immediately  terminate  this
Lease.

14.      INSURANCE AND WAIVER
Throughout the term of this Lease, Tenant, at Tenant's own cost and expense shall:

(a)      Keep the  buildings and all other  improvements,  including all fixtures but  excluding  trade  fixtures,  insured against loss or damage by fire with  extended  coverage,  all such  insurance  to be in an aggregate  amount which shall be not  less  than  one  hundred  percent  (100%)  of the full  replacement  value,  without  deduction  for depreciation,  and all such  insurance to be carried with such  insurance  companies  and in such form as shall be reasonably  satisfactory  companies and in such form as shall be reasonably  satisfactory to Landlord,  and Tenant shall provide Landlord with a certificate of insurance evidencing such coverage.  Deductibles,  if any shall be an obligation  of the Tenant  and in no case more than five  hundred  thousand  dollars  ($500,000.00).  If Tenant so elects,  or if  Tenant  does not  provide  documentation  of  insurance  coverage  on the  building  and all other improvements  within ten (10) days after being requested to do so, Landlord may provide such coverage on behalf of
         Tenant at a cost not to exceed Landlord's actual cost for such coverage.

(b)      Provide and keep in force a commercial general liability  insurance policy with an insurance company authorized to do business in the State of Georgia.  Such policy shall name the Landlord as an additional  insured,  and shall be in the amount of not less than One Million  Dollars  ($1,000,000)  with respect to any one  accident,  One Million
         Dollars  ($1,000,000)  with  respect to injury or death of any one person,  Two  Hundred  Fifty  Thousand  Dollars
         ($250,000)  with  respect to damage to  property  and  umbrella  coverage  of not less than Four  Million  Dollars
         ($4,000,000);  provided,  however,  that such policy may be in a lesser  amount if an excess  liability  policy or policies  are carried by Tenant in such  amounts  that the effect of the  aggregate  coverage is as stated  above.
         Such policy  shall cover the entire  Premises  as well as the  streets,  roads,  avenues  and  sidewalks  included therein, and the Tenant shall provide the Landlord with a certificate of such insurance.

         All insurance  provided by Tenant as required by this Paragraph shall include the interest of the Landlord and any first  mortgagee  of the  Premises,  as their  respective  interests  may appear,  and in such form as shall be  reasonably satisfactory  to Landlord and Tenant.  All policies  shall provide that loss,  if any,  payable  thereunder  with regard to
Premises  coverage,  shall be payable to Landlord and to the holder of such  mortgage,  as their  respective  interests may appear.

         At least thirty (30) days prior to the  expiration  of each such policy,  Tenant shall deliver to Landlord the new certificate for renewal insurance.

         Tenant shall not violate or knowingly  permit to be violated any of the  conditions  or provisions of such policy.
Tenant and Landlord  shall  cooperate in connection  with the  collection  of any  insurance  monies that may be due in the event of loss.

         Each such policy  (including  renewal  insurance) or certificate  therefore issued by the insurer shall contain an agreement by the insurer that such policy shall not be canceled  without at least thirty (30) days prior written  notice to
Landlord.

         Any  insurance  provided  for in this  Paragraph  may be effected  by a policy or  policies of blanket  insurance;
provided,  however,  that the  amount of the total  insurance  allocated  to the  Premises  shall be such as to  furnish in protection  the  equivalent of separate  policies in the amounts herein  required,  and provided  further that in all other respects, any such policy or policies shall comply with the other provisions of this Lease.

         To the  extent  not  expressly  prohibited  by law and except to the  extent  caused by the  negligence  or wilful misconduct of, or a breach of this Lease by Landlord or its agents,  employees or  contractors,  Tenant  releases  Landlord and all agents  thereof,  their  respective  agents and  employees  from and  waives  all  claims for  damages to  property sustained  by Tenant,  resulting  directly or  indirectly  from fire or other  casualty or cause,  or from any  existing or future condition,  defect or occurrence in the Premises,  or from any equipment or appurtenance  therein becoming out of or in need of repair or replacement,  or from any accident in or about the Land. This paragraph  shall apply  especially,  but not exclusively,  to damage caused by water, snow, frost, steam, excessive heat or cold, sewerage,  gas, odors or noise, or the bursting or leaking of pipes or plumbing  fixtures,  falling  plaster,  broken glass,  sprinkling  or air  conditioning devices  or  equipment,  or  flooding  of  basements,  and  shall  apply  whether  the  damage  was due to any of the  acts specifically  enumerated above, or from any other thing or circumstance,  whether of a like nature or of a wholly different nature.

         To the  extent  not  expressly  prohibited  by law and except to the  extent  caused by the  negligence  or wilful misconduct  of, or a breach of this  Lease by  Tenant  or its  agents,  employees  or  contractors,  Tenant or its  agents, employees or contractors,  Landlord releases Tenant and all agents thereof,  their respective agents and employees from and waives all claims for damages to property  sustained  by  Landlord,  resulting  directly or  indirectly  from fire or other casualty or cause, or from any existing or future condition,  defect or occurrence in the Premises or any part thereof,  or from any accident in or about the Land.

         Inasmuch as the mutual waivers set forth above will preclude the  assignment of any such claim by subrogation  (or otherwise)  to an  insurance  company  (or any other  person),  Landlord  and Tenant  each agree to give to each  insurance company which has issued,  or in the future may issue,  its policies of physical  damage  insurance,  written notice of the terms of this  mutual  waiver,  and to have  said  insurance  policies  property  endorsed,  if  necessary,  to  waive  any subrogation rights and to prevent the invalidation of said insurance coverage by reason of said waiver.

15.      GOVERNMENTAL ORDERS
Landlord  warrants  to Tenant  that the  Premises,  in its state  existing  on the  Commencement  Date does not violate any covenants or  restrictions  of record,  or any  applicable  building  code,  regulation,  law (including The Americans with
Disabilities  Act) or ordinance in effect on the  Commencement  Date. In the event it is determined  that this warranty has been  violated  then it shall be the  obligation  of the  Landlord  after  written  notice from  Tenant,  to  promptly,  at
Landlord's sole cost and expense rectify any such violation.

         Tenant agrees,  at its own expense,  promptly to comply with all  requirements of any legally  constituted  public authority  made  necessary by reason of Tenant's  occupancy of the Premises.  Landlord  agrees  promptly to comply with any such requirements relating to the Premises not made necessary by reason of Tenant's occupancy.

16.      CONDEMNATION
If the whole of the Premises,  or such portion thereof as will in Tenant's  reasonable  judgment make the Premises unusable for Tenant's purposes,  be condemned by any legally constituted  authority for any public use or purpose, then in either of said events the term hereby granted shall cease from the date when possession thereof is taken by public  authorities,  and rental  shall be  accounted  for as between  Landlord  and  Tenant as of said date.  Such  termination,  however,  shall be without  prejudice to the rights of either  Landlord or Tenant to recover  compensation  and damage caused by  condemnation from the  condemnor.  It is further  understood  and agreed that neither the Tenant nor  Landlord  shall have any rights in any award made to the other by any condemnation authority notwithstanding the termination of the Lease as herein provided.

17.      ASSIGNMENT AND SUBLETTING
Tenant may not assign this Lease or  sublease  the  Premises,  or any part  thereof,  to others  without the prior  written consent of Landlord,  which consent shall not be  unreasonably  withheld,  conditioned  or delayed.  If Tenant assigns this
Lease or  subleases  all or any  portion of the  Premises,  Tenant  shall  remain  liable to  Landlord  for all of Tenant's obligations under this Lease.

Notwithstanding the foregoing,  Tenant shall have the right to sublease all or any portion of the Premises,  or assign this
Lease, to any affiliate,  successor entity or person by merger,  consolidation,  liquidation,  reorganization or otherwise, or in  connection  with the sale to any  entity or person of all or  substantially  all of the  assets or stock of  Tenant, whether or not there may be a change in Tenant's name, without having to secure Landlord's approval therefore.

18.      REMOVAL OF FIXTURES & EQUIPMENT
Tenant  shall,  prior to the  expiration  of this Lease or any  extension  or renewal  thereof,  remove  all  fixtures  and equipment which Tenant has placed in the Premises and repair all damage to the Premises caused by such removal.

Upon  expiration of this Lease,  if Tenant shall fail to remove any of its property  within a reasonable time after written notice from Landlord,  Landlord shall have the right to store or dispose of any of Tenant's property  thereafter  remaining on the property.  Any such property shall be considered Landlord's property  and title thereto shall vest in Landlord.

19.      EVENTS OF TENANT DEFAULT
The following events shall be deemed to be events of default by Tenant under this Lease (hereinafter any one of which may be referred to as an "Event of Tenant Default"):  (i) Tenant shall fail to pay any installment of rental due hereunder, including additional rent or any other charge or assessment against Tenant pursuant to the terms hereof within ten (10)
days after notice of such late payment is furnished by Landlord as elsewhere provided herein; provided, however, if more than two (2) payments due of Tenant hereunder in any one (1) calendar year are not made until after notice of such late payment is furnished by Landlord as aforesaid, then it shall be an event of default hereunder by Tenant if any subsequent payment due of Tenant hereunder in the same calendar year is not made within five (5) days of the date when due;
(ii) Tenant shall fail to comply with any term, provision, covenant or warranty made under this Lease by Tenant, other than the payment of the rental or any other charge or assessment payable by Tenant, and shall not cure such failure within thirty (30) days after notice thereof to Tenant; provided, however, that if the default is not reasonably susceptible to cure within said thirty (30) days, Tenant shall have such additional time as may be necessary to affect a cure so long as Tenant is diligently pursuing a cure;  (iii) Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition in any proceeding seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fail timely to contest the material allegations of a petition filed against it in any such proceeding; (iv) a proceeding is commenced against Tenant or any guarantor of this Lease seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, and such proceeding shall not have been dismissed within ninety
(90) days after the commencement thereof; (v) a receiver or trustee shall be appointed for the Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease; or (vi) Tenant shall do or permit to be done anything which creates a lien upon the Premises and such lien is not removed or discharged or bonded over within sixty
(60) days after the filing thereof.

20.      LANDLORD'S DEFAULT; TENANT'S RIGHT TO CURE
If Landlord  shall fail to perform any term or provision  under this Lease  required to be performed by Landlord,  Landlord shall not be deemed to be in default  hereunder  nor subject to any claims for  damages of any kind,  unless and until such failure  shall have  continued  for a period of ten (10) days (in the case of a monetary  default) and thirty (30) days (in the case of a non-monetary  default) after written notice thereof by Tenant;  provided if the nature of Landlord's  failure is such that more than  thirty (30) days are  reasonably  required  in order to cure,  Landlord  shall not be in default if
Landlord commences to cure such failure within such thirty (30) day period,  and thereafter  diligently pursues the cure of such  failure to  completion  (and in fact effects said cure within  ninety (90) days after  notice  thereof).  If Landlord shall fail to cure  within the times  permitted  for cure  herein,  Landlord  shall be  subject to all  remedies  as may be available to Tenant at law or in equity  (subject to the other  provisions  of this Lease,  including the right to cure the default and offset such amounts expended against rent due hereunder).

         Notwithstanding the foregoing,  in the event of Landlord's  failure,  after receipt of written notice from Tenant, to perform  repairs that are the  obligation of Landlord  under this Lease,  or fails to promptly  commence and  thereafter diligently  pursue to completion  any Landlord  obligations  under this Lease,  Tenant shall have the right of self-help to perform such repairs or maintenance,  on seven (7) days' notice (or, in case of an emergency,  on notice  reasonable  under the  circumstances to Landlord;  which notice may be given after Tenant undertakes the repairs depending on the severity of the  emergency).  In the event  Tenant so  undertakes  such  repairs,  Landlord  shall  promptly  reimburse  Tenant for all reasonable  expenses  incurred by Tenant in  connection  therewith.  Upon a monetary  default by  Landlord,  the amount due
Tenant shall bear  interest at the Prime Rate plus 2.5%,  which  amount  Tenant may offset  against  rents coming due under this Lease.

21.      REMEDIES UPON DEFAULT
Upon the occurrence of any Event of Tenant Default, Landlord shall have the option to pursue without any notice or demand whatsoever remedies (i) or (ii) and (iii) as follows:  (i) terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord and if Tenant fails to do so, Landlord may without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove
Tenant and any other person who may be occupying said Premises or any part thereof without being liable for prosecution or any claim of damages therefor; Tenant hereby agreeing to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise; or (ii) terminate Tenant's right of possession (but not this Lease) and enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises or any part thereof, by entry, dispossessory suit or otherwise, without thereby releasing Tenant from any liability hereunder, without terminating this Lease, and without being liable for prosecution of any claim or damages therefor and, if
Landlord so elects, make such alterations, redecorations and repairs as, in Landlord's reasonable judgment, may be necessary to relet the Premises, and Landlord shall use commercially reasonable efforts to relet the Premises or any portion thereof in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms as Landlord may deem advisable, with or without advertisement, and by private negotiations, and receive the rent therefor, Tenant hereby agreeing to pay to Landlord the deficiency, if any, between all rent reserved hereunder and the total rental applicable to the Lease Term hereof obtained by Landlord re-letting, and Tenant shall be liable for Landlord's reasonable expenses in re-decorating and restoring the Premises and all costs incident to such re-letting, including broker's commissions and lease assumptions, and in no event shall Tenant be entitled to any rentals received by Landlord in excess of the amounts due by Tenant hereunder, and (iii) enter upon the Premises without being liable for prosecution or any claim of damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse
Landlord on demand for any expenses including, without limitation, reasonable attorneys' fees which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by negligence of Landlord or otherwise.

If this Lease is terminated by Landlord as a result of the occurrence of any Event of Tenant Default, Landlord may declare to be due and payable immediately, the present value (calculated with a discount factor of the Prime Lending Rate plus two and one-half percent [2.5%] per annum) of the difference between (x) the entire amount of rent and other charges and assessments which would become due and payable during the remainder of the Lease term determined as though this Lease had not been terminated (including, but not limited to, increases in rent pursuant to Article 6 hereof), and (y) the then fair market rental value of the Premises for the remainder of the Lease term.  Upon the acceleration of such amounts,
Tenant agrees to pay the same at once, together with all rent and other charges and assessments theretofore due, at
Landlord's address as provided herein, it being agreed that such payment shall not constitute a penalty or forfeiture but shall constitute liquidated damages for Tenant's failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord's actual damages in such event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof).

Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedy herein provided or any other remedy provided by law or at equity, nor shall pursuit of any remedy herein provided constitute an election of remedies thereby excluding the later election of an alternate remedy, or a forfeiture or waiver of any rental or other charges and assessments payable by Tenant and due to Landlord hereunder or of any damages accruing to Landlord by reason of violation of any of the terms, covenants, warranties and provisions herein contained.  No reentry or taking possession of the
Premises by Landlord or any other action taken by or on behalf of Landlord shall be construed to be an acceptance of a surrender of this Lease or an election by Landlord to terminate this Lease unless written notice of such intention is given to Tenant.  Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.  In determining the amount of loss or damage which Landlord may suffer by reason of termination of this Lease or the deficiency arising by reason of any reletting of the Premises by Landlord as above provided, allowance shall be made for the expense of repossession.

22.      EXTERIOR SIGNS
Tenant may erect and  maintain  signs on or about the  Premises  provided  that any and all signs placed on the Premises by
Tenant shall be maintained in compliance with rules and regulations  governing such signs,  and Tenant shall be responsible to Landlord for any damage caused by installation,  use or maintenance of said signs.  Tenant,  upon the expiration of this
Lease and any  extension  or renewal  thereof,  shall remove such signs and agrees upon removal of said signs to repair all damage incident to such removal.

23.      ENTRY FOR CARDING, ETC.
Landlord  may card the  Premises  "For Rent" or "For Sale" one hundred  eighty  (180) days before the  termination  of this
Lease.  Provided  Landlord  takes  reasonable  steps  to  minimize  interference  with  Tenant's  enjoyment  and use of the
Premises,  Landlord may enter the Premises at reasonable  hours upon prior  reasonable  notice to Tenant to exhibit same to prospective  purchasers  or,  during the last year of the term only,  to tenants and to make  repairs  required of Landlord under the terms hereof.

24.      Intentionally omitted

25.      LOAN DEED
Landlord  shall have the right to place a deed to secure debt  against the  Premises as security  for a loan to be obtained by Landlord (a "Deed to Secure  Debt").  Tenant  agrees that if it sends a notice of  Landlord's  default  under any of the terms of this Lease to  Landlord  that  Tenant will also send a copy of any such notice to the holder of the Deed to Secure
Debt of which it has notice of (a "Lender"),  and in the event any notice  specifies  some default on the part of Landlord,
Tenant  agrees to afford the  holder of the Deed to Secure  Debt the same  amount of time to effect a cure of such  default for and on behalf of  Landlord,  and such time  period  shall run  concurrently  with  Landlord's  time  period to cure the default.  Within ten (10)  business  days after  written  request from  Landlord,  Tenant shall  execute,  acknowledge  and deliver to Landlord a statement in writing (i)  certifying  that this Lease is unmodified and in full force and effect (or, if modified,  stating the nature of such modification and certifying that this Lease, as so modified,  is in full force and effect),  the dates to which rental and any other charges  payable by Tenant  hereunder  are paid in advance,  if any, (ii)
acknowledging  that there are not, to Tenant's  knowledge,  any uncured defaults on the part of the Landlord  hereunder (or specifying  such defaults if any are claimed),  and (iii) in case of a transfer of  Landlord's  interest,  attorning to the transferee.  Tenant hereby acknowledges that prospective lending agencies or transferees may rely on the statement.

         Tenant  shall  subordinate  this  Lease to any first  priority  Deed to Secure  Debt which  hereinafter  encumbers
Landlord's  interest in the Premises,  and to all renewals,  modifications,  consolidations,  replacements  and  extensions thereof,  provided  such  subordination  shall only be effective  upon  execution by Tenant,  Landlord and such Lender of a subordination,  non-disturbance  and  attornment  agreement (a "SNDA") in a  commercially  reasonable  form  acceptable  to
Tenant,  Landlord  and such  Lender.  As of the  date of this  Lease,  there  is no Deed to  Secure  Debt  encumbering  the
Landlord's  interest in the Premises.  If any Lender so elects,  this Lease and the interest of Tenant  hereunder  shall be deemed to be superior to any such Deed to Secure Debt  whether  this Lease was  executed  before or after such  instrument, and in that  event,  such  Lender  shall have the same rights  with  respect to this Lease as if it had been  executed  and delivered  prior to the  execution  and  delivery of such Deed to Secure  Debt and had been  assigned  to such  Lender.  In confirmation  of any  election  by the Lender to make this Lease  superior to the Deed to Secure  Debt,  Tenant  shall,  at
Landlord's  reasonable  request,  execute any  certificate  or instrument  evidencing  such  priority.  In the event of the enforcement  by the  Lender  under any such  Deed to Secure  Debt of the  remedies  provided  for by law or by such Deed to
Secure Debt,  Tenant will,  upon request of any person or party  succeeding to the interest of Landlord as a result of such enforcement,  automatically  become  the  Tenant  of such  successor-in-interest  without  change  in the  terms  or  other provisions  of this Lease.  Any SNDA will  provide in  substance  that (a) so long as no Event of Tenant  Default  shall be continuing  under this Lease,  no action to foreclose the Deed to Secure Debt shall  terminate  this Lease or invalidate or constitute a breach of any of the terms or conditions  hereof,  (b) Tenant will attorn to the purchaser at any  foreclosure sale or the grantee in any  conveyance in lieu of foreclosure  as Landlord of the Premises,  (c) Tenant will,  upon written request of such purchaser or grantee,  execute such  reasonable  additional  instruments as may be necessary or appropriate to evidence such attornment,  and (d) so long as no Event of Tenant Default shall be continuing under this Lease,  Tenant's right to possession and enjoyment of the Premises shall be and remain  undisturbed  and unaffected by such Lender or by any foreclosure proceedings thereunder.

         Landlord agrees that,  upon execution of this Lease and from time to time  thereafter,  as reasonably  required by
Tenant, Landlord shall promptly deliver to Tenant a statement in the form attached hereto as Exhibit "C".

26.      MEMORANDUM OF LEASE
Tenant may record a memorandum of this Lease that Landlord will join in signing.

27.      HOLDING OVER
If Tenant remains in possession of the Premises after the expiration of the term hereof,  with Landlord's  acquiescence and without any express  agreement  of parties,  Tenant  shall be a tenant at will at the rental rate which is in effect at end of this Lease;  and there shall be no renewal of this Lease by operation  of law. If Tenant  remains in  possession  of the
Premises after expiration of the term hereof without Landlord's  acquiescence,  then Tenant shall be a tenant at sufferance and,  commencing  on the date  following  the date of such  expiration,  the Monthly Rent payable  under  Paragraph 3 above shall,  for each month or fraction  thereof  during  which  Tenant so remains in  possession,  be 125% of the Monthly  Rent otherwise payable under Paragraph 3 above.

28.      ATTORNEYS' FEES AND HOMESTEAD
If any suit or action shall be brought to recover any rental,  and/or other  amounts due,  under this Lease,  to enforce or interpret any of the terms,  covenants or conditions of this Lease, or for the recovery of possession of the Premises,  the prevailing  party shall be entitled to recover from the other party, as part of the prevailing  party's costs,  court costs and reasonable  attorneys'  fees and expenses,  the amount of which shall be fixed by the court and shall be made a part of any judgment  rendered.  Tenant waives all homestead  rights and exemptions  which he may have under any law as against any obligation owing under this Lease.

29.      RIGHTS CUMULATIVE
All rights,  powers and privileges  conferred  hereunder  upon parties  hereto shall be cumulative  and not  restrictive of those given by law.

30.      WAIVER OF RIGHTS
No failure of either party to exercise any power given such party  hereunder,  or to insist upon strict  compliance  by the other party of its  obligations  hereunder and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver by such party of its right to demand exact compliance with the terms hereof.

31.      DISCLOSURE OF OWNERSHIP
The owner of the Premises is First Fulton  Associates,  whose address is 4920 North Royal Atlanta  Drive,  Tucker,  Georgia
30084.  Service of process and demands and notices as to the  Landlord  shall be made on John W. Rooker,  whose  address is
4920 North Royal Atlanta Drive, Tucker, Georgia.

32.      HAZARDOUS MATERIALS
The following terms shall have the following meanings herein:

(a)      "Environmental  Laws" means any current or future legal  requirement of any Governmental  Authority  pertaining to
         (a) the protection of health,  safety, and the environment,  (b) the conservation,  management,  or use of natural resources  or  wildlife,  (c) the  protection  or use of  surface  water  and  groundwater,  (d)  the  management, manufacture,  possession,  presence,  use, generation,  transportation,  treatment,  storage,  disposal,  release, threatened  release,  abatement,  removal,  remediation  or handling  of, or exposure  to, any  hazardous or toxic substance or material and includes,  without limitation, the Comprehensive  Environmental Response,  Compensation,
         and Liability Act of 1980, as amended by the Superfund  Amendments and Reauthorization Act of 1986, 42 U.S.C. 9601
         et seq., Solid Waste Disposal Act, as amended by the Resource  Conservation and Recovery Act of 1976 and Hazardous
         and Solid Waste Amendment of 1984, 42 U.S.C. 6901 et seq.,  Federal Water Pollution Control Act, as amended by the
         Clean Water Act of 1977, 33 U.S.C. 1251 et seq., Clean Air Act of 1966, as amended,  42 U.S.C. 7401 et seq., Toxic
         Substances  Control Act of 1976, 15 U.S.C.  2601 et seq.,  Hazardous  Materials  Transportation  Act, 49 U.S.C. 49
         U.S.C.  App. 1801 et seq.,  Occupational  Safety and Health Act of 1970, as amended,  29 U.S.C.  651 et seq.,  Oil
         Pollution Control of 1990, 33 U.S.C. 2701 et seq., Emergency Planning and Community  Right-to-Know Act of 1986, 42
         U.S.C. 11001 et seq., National  Environmental  Policy Act of 1969, 42 U.S.C. 4321 et seq., Safe Drinking Water Act
         of 1974, as amended,  42 U.S.C.  300(f) et seq., any analogous  implementing  or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.

(b)      "Current  Environmental  Claim" means any  investigation,  written  notice,  violation,  written  demand,  written allegation,  action, suit,  injunction,  judgment,  order, consent decree,  penalty,  fine, lien,  proceeding,  or written claim whether  administrative,  judicial,  or private in nature  arising from Tenant's  activities  during
         Tenant's  actual  occupation  of the  Premises  or events,  to the extent  within  the  control of Tenant,  or its employees,  agents or contractors,  which occur on the Premises during Tenant's  occupancy of the Premises arising
         (a) pursuant to or in connection  with an actual or alleged  violation of any  Environmental  Law by Tenant (b) in connection  with any Hazardous  Material  actually  used by Tenant on or at the Premises (c) from any  assessment, abatement,  removal,  remedial,  corrective,  or other response action required by any  Environmental Law or other order of a Governmental  Authority in connection with (a) or (b) of this paragraph only, or (d) from any actual or alleged damage, injury,  threat, or harm to health,  safety,  natural resources,  or the environment in connection with (a) or (b) of this paragraph only.

(c)      "Unrelated  Current  Environmental  Claim" means any  investigation,  written notice,  violation,  written demand, written allegation,  action, suit, injunction,  judgment,  order, consent decree, penalty, fine, lien, proceeding, or written claim whether  administrative,  judicial,  or private in nature arising from any activities  other than
         Tenant's (or its agent's,  employee's or contractor's) on the Premises, and any surrounding facilities and/or land owned by Landlord,  or events which occur on the Premises,  and any  surrounding  facilities  and/or land owned by
         Landlord  which are  unrelated to Tenant's  occupancy of the Premises and arising (a) pursuant to or in connection with an actual or alleged  violation  of any  Environmental  Law by any person or entity other than Tenant (or its agents,  employees or contractors)  (b) in connection with any Hazardous  Material  actually used by any person or entity other than Tenant (or its agents,  employees or  contractors)  on or at the Premises,  and any  surrounding facilities and/or land owned by Landlord (c) from any assessment,  abatement,  removal,  remedial,  corrective, or other response action required by any Environmental  Law or other order of a Governmental  Authority in connection with (a) or (b) of this paragraph,  or (d) from any actual or alleged damage,  injury,  threat, or harm to health, safety, natural resources, or the environment in connection with (a) or (b) of this paragraph.

(d)      "Prior  Environmental  Claim"  means  any  investigation,  written  notice,  violation,  written  demand,  written allegation,  action, suit,  injunction,  judgment,  order, consent decree,  penalty,  fine, lien,  proceeding,  or written claim whether administrative,  judicial, or private in nature from activities or events taking place prior to Tenant's  actual  occupancy of the Premises  arising (a) pursuant to or in connection with an actual or alleged violation  of any  Environmental  Law by Lessor,  any prior tenant or any third party (b) in  connection  with any
         Hazardous Material used by Lessor, any prior tenant or any third party on or at the Premises,  and any surrounding facilities and/or land owned by Landlord (c) from any assessment,  abatement,  removal,  remedial,  corrective, or other response action required by any Environmental  Law or other order of a Governmental  Authority in connection with (a) or (b) of this paragraph,  or (d) from any actual or alleged damage,  injury,  threat, or harm to health, safety, natural resources, or the environment in connection with (a) or (b) of this paragraph.

(e)      "Subsequent  Environmental  Claim" means any investigation,  written notice,  violation,  written demand,  written allegation,  action, suit,  injunction,  judgment,  order, consent decree,  penalty,  fine, lien,  proceeding,  or written  claim  whether  administrative,  judicial,  or private in nature from  activities  or events taking place subsequent  to Tenant's  actual  occupancy of the Premises  and arising (a) pursuant to or in  connection  with an actual or alleged violation of any  Environmental  Law by Lessor,  any subsequent tenant or subtenant or any third party (b) in connection  with any Hazardous  Material used by Lessor,  any  subsequent  tenant or subtenant or any third party on or at the Premises, (c) from any assessment,  abatement,  removal,  remedial,  corrective, or other response action required by any  Environmental  Law or other order of a Governmental  Authority in connection with
         (a) or (b) of this  paragraph,  or (d) from any  actual or  alleged  damage,  injury,  threat,  or harm to health, safety, natural resources, or the environment in connection with (a) or (b) of this paragraph.

(f)      "Governmental  Authority" shall mean any agency, board, bureau,  commission,  department or body of any municipal, county, state or federal government unit, or any subdivision thereof.

(g)      "Hazardous  Materials"  means any  substance,  material or waste  defined as toxic or hazardous or regulated in or under any Environmental Laws.

(h)      Substantive obligations:

i.       Tenant  shall  not  cause or  permit  any  materials  regulated  under  the  Environmental  Laws to be  generated, manufactured,  transported,  treated, stored, disposed of, handled, processed,  produced or released on the Premises except in substantial  compliance with all applicable  Environmental  Laws. Tenant shall not introduce any Hazardous Material onto the Premises, except as may be customarily used in connection with the Permitted Use.

ii.      Tenant shall promptly notify  Landlord of any Current  Environmental  Claim Tenant receives from any  Governmental
Authority or private entity.

iii.     Upon reasonable  notice and during normal business hours,  Landlord and Landlord's agents and employees shall have the right, but not the obligation,  to enter and inspect the Premises to determine Tenant's  compliance with this Paragraph
30.  Landlord  and  Landlord's  agent may conduct such  environmental  tests of the Premises  only in  accordance  with the following  conditions:  (1) Landlord and Landlord's agent give reasonable advance notice to Tenant of the nature,  scope or duration and location of any  environmental  tests to be performed;  (2) Landlord and Landlord's  agent conducts such tests in accordance with applicable  testing  protocols  contained in any  Environmental  Laws; (3) Landlord and Landlord's agent permits Tenant and/or its designated  representative  to attend and/ or participate in all such  environmental  tests;  (4)
Landlord and/or Landlord's agent conduct no environmental  tests of any of Tenant's  personal  property  (including but not limited to any  machinery,  inventory,  or supplies  located at the  Premises)  and (5) Landlord  and/or  Landlord's  agent conduct any such environmental tests at its or their sole expense.

iv.      If any Current  Environmental Claim gives rise to liability under any Environmental Law that requires remediation,
Tenant shall promptly take any and all action required by the Environmental Laws.

v.       Tenant shall indemnify,  defend and hold harmless Landlord from all claims, judgments,  causes of action, damages, costs, fines,  penalties,  liability,  losses, expenses (including but not limited to actual reasonable attorneys' fees and costs,  actual  reasonable  engineering  fees  and  actual  reasonable  environmental  consulting  fees)  arising  from  or attributable to any Current  Environmental  Claim,  provided that Landlord (I) promptly  notifies Tenant in writing of such claim, (ii) provides  reasonable and timely assistance,  information and authority and cooperates fully in Tenant's defense of such claim and/or  settlement  thereof,  and (iii) permits Tenant to control the defense and/or settlement  thereof.  In the event a conflict of interest  exists which,  under the applicable  canons of ethics,  would prevent  counsel for Tenant from jointly  representing  and/or defending Landlord and Tenant,  Tenant shall reimburse Landlord for its reasonable costs and  expenses of defending  any such claim,  (including  but not limited to actual  reasonable  attorneys'  fees and costs, actual reasonable engineering fees and actual reasonable environmental consulting fees).

vi.      Landlord shall indemnify,  defend and hold harmless Tenant from all claims, judgments,  causes of action, damages, costs, fines,  penalties,  liability,  losses, expenses (including but not limited to actual reasonable attorneys' fees and costs,  actual  reasonable  engineering  fees  and  actual  reasonable  environmental  consulting  fees)  arising  from  or attributable to any Unrelated Current  Environmental  Claim, Prior Environmental Claim or Subsequent  Environmental  Claim,
provided  that Tenant (I)  promptly  notifies  Landlord  in writing of such  claim,  (ii)  provides  reasonable  and timely assistance,  information and authority and cooperates fully in Landlord's defense of such claim and/or settlement  thereof, and (iii) permits  Landlord to control the defense and/or  settlement  thereof.  In the event a conflict of interest exists which,  under the  applicable  canons of ethics,  would  prevent  counsel for  landlord  from jointly  representing  and/or defending  Landlord and Tenant,  Landlord shall  reimburse  Tenant for its  reasonable  costs and expenses of defending any such claim,  (including but not limited to actual reasonable attorneys' fees and costs, actual reasonable  engineering fees and actual reasonable environmental consulting fees).

I.       Within  five (5) days after the date of this  Lease,  Landlord  shall  deliver  to Tenant a Phase I  Environmental
Assessment  Report (the "Phase I") for the Land  certified to Tenant as of a date no earlier than thirty (30) days prior to the date of this  Lease.  Tenant  may,  based on the  results of the Phase I, elect to  terminate  this Lease by  providing
Landlord  written  notice  within  ten (10)  business  days  after  Tenant's  receipt  of the Phase I. If  Tenant  does not terminate  this Lease as a result of its review of the Phase I,  Landlord  shall  provide  Tenant  with an updated  Phase I re-certified  to Tenant as of a date no earlier than November 15, 2001 (the "Updated  Phase I"), and if the Updated Phase I
shows material  adverse changes in the  environmental  condition of the Premises as compared to the results of the Phase I,
Tenant may, by providing  written  notice to Landlord,  compel  Landlord to remediate  the  environmental  condition of the
Premises to the  reasonable  satisfaction  of Tenant.  If Landlord  fails to remediate the  environmental  condition of the
Premises to the reasonable  satisfaction of Tenant within thirty (30) days after the date of Tenant's notice,  Tenant shall thereafter have the right to terminate this Lease by providing written notice to Landlord.

33.      TIME OF ESSENCE
Time is of the essence of this Lease.

34.      DEFINITIONS
"Landlord" as used in this Lease shall include first party,  its heirs,  representatives,  assigns and  successors in title to the  Premises.  "Tenant"  shall  include  second  party,  and if this Lease shall be validly  assigned or sublet,  shall include also Tenant's  assignees or sublessees,  as to the Premises  covered by such assignment or sublease.  "Agent" shall include third party, his successors,  assigns,  heirs and representatives.  "Landlord",  "Tenant", and "Agent" include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

35.      REMOVAL OF LEASEHOLD IMPROVEMENTS
All  improvements  to the  Premises  performed  by Tenant  during the term of this Lease and all Initial  Improvements,  at
Landlord's option, shall be removed within fifteen (15) days after the termination of this Lease at Tenant's expense.

36.      PROMPT PAYMENTS
Any payment of Monthly  Rent or any payment of  additional  rent not received by Landlord by the tenth (10th) day after the date due shall bear a handling fee of five percent (5%) of the amount due to cover  expenses  incurred by Landlord  such as bookkeeping,  personnel,  processing  and other  costs not  contemplated  hereunder  and  incapable  of exact  computation;
provided that with respect to the first (1st)  payment in any given  calendar year that is more than ten (10) business days past due,  Landlord  shall  first  provide  Tenant with  notice  that the  payment at issue is  then-due  and Tenant  shall thereafter  have five (5) days to make such payment  before being  responsible  for the handling  fee.  Landlord and Tenant agree that said fee represents a fair and reasonable  estimate of Landlord's  expenses.  Upon the failure of Tenant to paid said handling fee, after a notice in writing from Landlord,  or Landlord's  agent,  or Landlord's  managing  agent,  within five (5) days after  receipt of such notice,  such failure  shall  constitute  an act of default  under the  provisions  of
Paragraph 19 of this Lease.  The postmark of the United  States  Postal  Service  shall be evidence of the date of mailing.
The handling fee shall be in addition to the  remedies  available to Landlord  pursuant to Paragraph 21 and shall in no way be construed to limit those remedies.

37.      RENEWAL OPTIONS
Tenant shall have the option to renew this Lease,  provided Tenant is in compliance  with all terms of this Lease,  for two
(2) additional  terms of five (5) years each,  commencing  upon the expiration of the initial term or the first  additional term,  as the case may be, with not less than one hundred  eighty (180) days prior  written  notice to Landlord of Tenant's intent to exercise this option.  The option rates to be agreed upon by the parties are to be the  then-current  market rate for properties  similar to the Premises in Coweta County's  industrial market ("Current Market Rate");  provided that if in the opinion of the appraiser(s)  Coweta County's  industrial  market is not sufficiently  large enough for the appraiser(s)
to determine an equitable  Current  Market Rate for the Premises,  the  appraiser(s)  may expand the market they are taking into account when  determining  the Current Market Rate to include as many  neighboring  communities as may be necessary to equitably determine the Current Market Rate.

         In the event of the  failure of the  parties to agree as to Current  Market  Rate by sixty (60) days after  Tenant provides  Landlord  with written  notice of its intent to exercise  this option (the  "Negotiation  Period"),  such dispute shall be  determined  by  arbitration  as herein  provided.  Landlord and Tenant,  within  twenty (20)  business days after expiration of the Negotiation Period shall each  simultaneously  submit to the other, in a sealed envelope,  its good faith estimate of the Current  Market Rate  (collectively  referred to as the  "Estimates").  If the higher of such  Estimates is not more than one hundred seven percent  (107%) of the lower of such  Estimates,  then the Current Market Rate shall be the average of the two Estimates.  If the Current Market Rate is not so resolved pursuant to the preceding  sentence,  Landlord and Tenant,  within twenty (20) business days after the exchange of Estimates,  shall each select an appraiser to determine which of the two  Estimates  most  closely  reflects the Current  Market Rate.  Each  appraiser  selected  pursuant to this
Paragraph  37 shall be  certified  as an MAI  appraiser  and shall have had at least five (5) years  experience  within the previous ten (10) years as a real estate appraiser working in the Coweta County,  Georgia industrial  market,  with working knowledge  of  current  rental  rates and market  practices.  For  purposes  of this  Lease,  an "MAI"  appraiser  means an individual who holds an MAI designation  conferred by, and is an independent  member of, the American  Appraisal  Institute
(or its successor organization,  or in the event there is no successor organization,  the organization and designation most similar) and who is not affiliated with Landlord or Tenant.  Upon selection,  Landlord's and Tenant's appraisers shall work together in good faith to agree upon which of the two  Estimates  most closely  reflects the subject  Current  Market Rate.
The  Estimate  chosen by such  appraisers  shall be  binding  on both  Landlord  and  Tenant as the base rent rate for such renewal  option  period.  If either  Landlord or Tenant fails to appoint an appraiser  within the twenty (20)  business day period  referred  to above,  the  appraiser  appointed  by the other  party shall be the sole  appraiser  for the  purposes hereof.  If the two appraisers  cannot agree upon which of the two Estimates most closely  reflects the Current Market Rate within twenty (20) days after their  appointment,  then,  within ten (10) days after the expiration of such twenty (20) day period,  the two (2)  appraisers  shall  select a third  appraiser  meeting the  aforementioned  criteria  (or, if such two appraisers are unable to select a third  appraiser,  such selection  shall be made by the President of the Atlanta  chapter of BOMA).  Once the third  appraiser has been selected as provided for above,  then, as soon  thereafter as practicable but in any case within  fourteen  (14) days,  the appraiser  shall make his  determination  of which of the two Estimates  most closely  reflects the Current Market Rate and such appraiser  shall not select anything other than one of the two Estimates from  Landlord and Tenant and such  Estimate  shall be binding on both  Landlord and Tenant as the Current  Market Rate. If the third appraiser  believes that expert advice would  materially  assist  him/her,  such appraiser may retain one or more qualified  persons,  to provide such expert  advice.  The party whose  Estimate is not selected as the Current  Market Rate shall  pay the  costs  of the  third  appraiser  and of any  experts  retained  by the  third  appraiser.  Any  fees of any appraiser,  counsel or experts engaged directly by Landlord or Tenant,  however, shall be borne by the party retaining such appraiser, counsel or expert.

38.      GUARANTY OF LANDLORD'S OBLIGATION
As a  condition  precedent  to all  obligations  of Tenant  under this Lease,  Landlord  shall have  delivered  to Tenant a guaranty  in the form  attached  hereto as Exhibit  "D"  executed  by John W.  Rooker &  Associates,  Inc.  (the  "Landlord
Guaranty").

39.      INTENTIONALLY OMITTED

40.      PURCHASE OPTION
Landlord  hereby  grants  to  Tenant  a right to  purchase  the  Premises  at any time  prior to the  Commencement  Date in accordance with the provisions of the Purchase Addendum attached hereto and incorporated herein.

41.      TERMINATION RIGHTS
Notwithstanding  anything in this Lease to the contrary,  and in addition to all other express  termination  rights granted to Tenant under this Lease, Tenant shall have the option to terminate this Lease in its entirety as follows:

         (i)  effective  upon five (5) days'  written  notice to Landlord in the event that  Landlord  does not acquire fee simple title to the Land by July 1, 2001; or

         (ii)  effective  upon five (5) days'  written  notice to  Landlord  in the event  Landlord  has not  substantially commenced construction of the Premises on or before August 1, 2001; or

         (iii) effective as of the last day of the one hundred  twentieth  (120th) month after the  Commencement  Date (the
"Early Termination  Date");  provided that Tenant provides Landlord with written notice of its election to so terminate not later than the last day of the one hundred  eighty  (108th) month after the  Commencement  Date.  Exercise of the foregoing right to terminate  shall not affect  Tenant's  obligation  to pay Monthly  Rent from and after such  election to terminate through and including the Early Termination Date.

         In the event that Tenant terminates this Lease pursuant to either (i) or (ii) above,  Landlord shall remain liable to Tenant for all costs and expenses  incurred by Tenant in connection  with this Lease as more explicitly set forth in the
Landlord Guaranty (as hereinafter defined).

         In the event  that  Tenant  terminates  this  Lease  pursuant  to (iii)  above,  Tenant  shall pay to  Landlord  a termination  fee equal to eighteen  (18) months of Monthly Rent in effect at the time Tenant sends its notice to terminate, and if Landlord has built the Expansion  (as defined in the  Expansion  Addendum  attached  hereto),  Tenant shall also pay
Landlord all of Landlord's  unamortized costs as of the Early Termination Date with respect to the Expansion  (collectively
[if applicable],  the "Termination  Payment").  The Termination  Payment shall be paid to Landlord not later than the Early
Termination Date.

42.      NOTICES
Any formal  notices  which any party may or must give to any other  party under this Lease shall be in writing and shall be sent either by (i)  certified or  registered  mail,  (in which case notice  shall be deemed  given three (3) business  days after the date the notice was  deposited in the U.S. Mail with postage  prepaid) or (ii)  nationally  recognized  overnight delivery  service (in which case notice  shall be deemed given one (1) business  day after  deposit  with,  and payment to, such service) or (iii)  facsimile  (in which case notice shall be deemed given upon  transmission  of the facsimile  with a confirmation  that the facsimile was received),  provided a copy of such  facsimile  notice is deposited with the U.S. Mail
(with postage paid) no later than the next business day after transmission of the facsimile, in any case to the following:

                                    LANDLORD:

                                    4920 North Royal Atlanta Drive
                                    Tucker, Georgia  30084
                                    Facsimile:(770) 491-1387
                                    Attn: Mr. Daniel B. Pattillo

                                    TENANT:

                                    700 East Butterfield Road, Suite 250
                                    Lombard, Illinois 60148
                                    Facsimile:  (630) 678-8135
                                    Attn:  General Counsel

                                    with a copy to:

                                    Mayer, Brown & Platt
                                    190 S. LaSalle Street, Suite 3100
                                    Chicago, Illinois,  60603
                                    Facsimile:  (312) 706-8219
                                    Attn:  Frederick B. Thomas, Esq.

43.      PROTECTIVE COVENANTS
The  Protective  Covenants  set forth in  Exhibit  "B"  attached  hereto  are hereby  made a part of this  Lease.  Landlord represents  and warrants  that the Premises were  constructed  in  accordance  with and, as of the  effective  date of this
Lease,  comply with the  Protective  Covenants.  Tenant  acknowledges  and agrees that it will comply with the terms of the
Protective Covenants applicable to the use and operation of the Premises.

44.      QUIET ENJOYMENT
So long as no Event of Tenant  Default is continuing  under this Lease,  Landlord shall not disturb  Tenant's  peaceful and quiet enjoyment of the Premises subject to the terms of this Lease.

45.      SPECIAL STIPULATIONS
In so far as the following stipulations conflict with any of the foregoing provisions, the following shall control:

A.       This Lease together with the Exhibits and Addenda  attached  hereto  contains the entire  agreement of the parties hereto and no representations,  inducements,  promises or agreements,  oral or otherwise,  between the parties not embodied herein, shall be of any force or effect.

B.       Neither  party shall be deemed in default for failure to perform any of the terms,  covenants  and  conditions  of this Lease or the  Construction  Addendum on such party's part to be performed,  if such failure is due in whole or in part to any  strike,  lockout,  labor  dispute  (whether  legal or  illegal),  civil  disorder,  failure  of power,  restrictive governmental laws and regulations,  riots,  insurrections,  war, fuel shortages,  accidents,  casualties, Acts of God, acts caused  directly or  indirectly  by the other party,  the other  party's  agents,  employees or invitees (any such event be deemed a "Force Majeure Event" for purposes of this Lease).

46.      TEMPORARY SECURITY DEPOSIT
Promptly  after Tenant  receives from  Landlord a signed copy of this Lease,  Tenant shall post with Landlord the amount of
$60,278.00 to be held by Landlord as a temporary  security deposit for Tenant's  performance of its obligations  under this
Lease.  Landlord  shall  apply such  security  deposit to the payment of the first (1st)  installment  of Monthly  Rent due under this Lease.

IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals the day and year first above written.

                                                      LANDLORD:

                                                      FIRST FULTON ASSOCIATES

                                                      By 1998 Augustus Partners, LP, Managing General Partner

                                                      By 1998 Winston Management Company, LLC, General Partner

                                                      By: __/s/ John W. Rooker__________________
                                                          --------------------------------------
                                                      Title: Member

                                                      By: __/s/  Cynthia W. Rooker_______________
                                                          ---------------------------------------
                                                      Title: Member

                                                      TENANT:

                                                      UNITED STATES CAN COMPANY

                                                      By: __/s/  Sandra K. Vollman________________
                                                          ------------------------

                                                      Title: __Vice President______________________
                                                               --------------

                                                         EXHIBIT A

                                                 Legal Description of Land

The Legal Description of the Land shall be appended to this Lease once available.  Tenant will have the opportunity to verify that the legal description provided by Landlord is the correct legal description is the correct legal description for the property described in Exhibit 2 to the Construction Addendum.

                                                         EXHIBIT B

                                                   Protective Covenants

                                                         EXHIBIT C

                                                    Landlord's Estoppel

                                                         EXHIBIT D

                                                    Landlord's Guaranty

                                                   CONSTRUCTION ADDENDUM
                                                   ---------------------

                                              ATTACHED TO AND A PART OF THE
                                              ------------------------------
                                                      LEASE AGREEMENT
                                                      ---------------

                                              Dated June ____, 2001, Between

                                                  FIRST FULTON ASSOCIATES
                                                            And
                                                 UNITED STATES CAN COMPANY

1.       Standard Specifications and Final Plans; Change Orders.

(a)      Preparation of Final  Plans.  Landlord shall furnish or perform at Landlord's sole cost and expense those items of
         ---------------------------
construction  and  those  improvements  ("Initial  Improvements")  provided  for in  the  scope  of  work  description  and
                                          ---------------------
specifications  (the  "Specifications")  attached  as Exhibit 1, as depicted  on the site plan (the "Site  Plan")  attached
                       --------------                 ---------                                      ----------
hereto has Exhibit 2 and the building  space plan (the  "Building  Space Plan")  attached as Exhibit 3 and,  subject to the
           ---------                                     --------------------                ---------
provisions of this  Addendum,  in accordance  with the schedule set forth herein (the  "Schedule").  Landlord shall provide
                                                                                        --------
Tenant  with final  working  drawings  and  specifications  for the Initial  Improvements  (the  "Final  Plans")  which are
                                                                                                  ------------
consistent  with the  Specifications,  Site Plan and Building  Space Plan no later than July 1, 2001.  Tenant shall respond promptly to any inquiries by Landlord during the  development of the Final Plans and, to the extent  requested by Landlord, shall  cooperate with Landlord and Landlord's  architect in developing the Final Plans.  When Landlord  requests  Tenant to specify  details or layouts,  Tenant shall specify the same within ten (10) days  thereafter so as not to delay  completion of the  Final  Plans  or the  Initial  Improvements.  Any  delay  in the  completion  of the  Final  Plans  or the  Initial
Improvements  caused by any  Tenant  failure to respond  timely to  Landlord's  requests  shall be an  Excusable  Delay (as hereinafter defined).

(b)      Change Orders.  The  Specifications  define the entire scope of Landlord's  obligation to construct or provide the
         -------------
Initial Improvements.  Subject to this paragraph,  however,  Landlord shall make additions or changes to the Specifications requested  by Tenant.  If Tenant  shall desire any such  changes,  Tenant  shall so advise  Landlord in writing (a "Change
                                                                                                                    -------
Order  Request")  as promptly as possible so as not to delay the orderly  development  of the Final Plans.  All  reasonable
--------------
costs incurred by Landlord in having any Change Order Request  reviewed and evaluated  shall be reimbursed by Tenant within thirty  (30) days after  demand.  Such costs shall  include,  but not be limited to, the  reasonable  costs of  architects, engineers,  and  consultants  in reviewing  and designing any such changes and the cost of  contractors  in providing  cost estimates and constructability,  functionality and product availability  analyses.  Tenant acknowledges and agrees that (i)
Tenant shall bear all costs and expenses  associated with incorporating  into the Final Plans and the Initial  Improvements any Change Order Request accepted by Landlord,  including  without  limitation an  administrative  fee to Landlord equal to ten percent  (10%) of the  increased  cost  resulting  from such change (if the change Order will result in a cost savings,
Tenant  shall  not be  obligated  to pay any  administrative  fee as to such  Change  Order);  and (ii) any  delays  in the development of the Final Plans or completion of the Initial  Improvements  resulting from addressing  Tenant's Change Order
Request and  incorporating  any such change into the Final Plans and Initial  Improvements  shall  constitute  an Excusable
Delay (as  defined  in  Paragraph  5 below).  Upon  agreement  between  Landlord  and  Tenant  on the  change  that will be
                        ------------
incorporated  into the Final Plans and Initial  Improvements  as a result of a Change Order  Request,  and the cost of such change,  the Landlord and Tenant shall execute a change order (a "Change  Order")  setting forth the parties'  agreement as
                                                                  -------------
to such terms.

         Tenant may elect to pay for any Change Order that will increase costs by either:

                  (x) paying  Landlord the Change Order cost and  associated  administrative  fee at the time when Landlord will be funding the construction of the portion of the Initial Improvements reflected by the Change Order, or

                  (y) by compelling  Landlord to pay for such  increased  costs and  increasing the Monthly Rent to account for Landlord's payment of such Change Order additional cost and the associated administrative fee.

         To the extent that Tenant elects to pay for any increased  costs as provided for in (y) above,  Monthly Rent shall be increased by applying a rent constant of 11.079% to the first  $200,000 of increased  costs and a rent constant of 13.0%
to any excess  above  $200,000.  For  example,  if the  aggregate  Change  Order cost is  $210,000,  Monthly  Rent would be increased by  $1,955.00  ($200,000 x 11.079% / 12 + $10,000 x 13.0% / 12). To the extent the  aggregate  Change Order costs result in a net  savings,  Monthly  Rent shall be  adjusted  downward  by  applying a rent  constant of 11.079% to such net savings.

(c)      Approval of Final  Plans.  Landlord  shall  submit the Final  Plans to Tenant for its  approval  and Tenant  shall
         ------------------------
advise  Landlord,  within  fifteen (15) days  thereafter,  of its approval or  disapproval  of such Final Plans.  If Tenant shall not make an  objection  to the  proposed  Final Plans or any element or aspect  thereof  within the fifteen  (15) day period set forth  above,  then such  Final  Plans or the  portions  not  objected  to by Tenant  shall be deemed  approved.
Resolution of any objection by Tenant to the Final Plans shall be governed by Paragraph 3 below.
                                                                              -----------

(d)      Commencement of Construction Before Final  Plans.  Landlord may commence construction prior to finalization of the
         ------------------------------------------------
Final Plans and Tenant  agrees that it shall  cooperate  with  Landlord in reviewing  and  approving  portions of the Final
Plans for  different  stages or  elements  of the work so that  construction  can  proceed  on a "fast  track"  basis.  The approval process for such portions of the Final Plans shall be substantially as set forth above.

(e)      Change Orders During  Construction.  In  the event that  subsequent  to the  completion  and approval of the Final
         ----------------------------------
Plans Tenant  desires to make a change in the work provided for therein,  the parties shall proceed in accordance  with the foregoing provisions relating to changes requested during the development of the Final Plans.

(f)      Tenant  Participation.  Tenant, or its designated  representative,  shall have the right to submit up to three (3)
         ---------------------
contractors  and/or  subcontractors  for the bidding of each trade.  Landlord  shall consult with  Tenant's  representative during the bidding and  negotiating  process for the  construction  of the Initial  Improvements,  but shall retain control over selection of contractors and the bidding and negotiation of contracts.  Landlord  anticipates  that it will enter into a stipulated sum construction  contract and that major  subcontracts will be bid. Tenant,  and/or Tenant's  representative, shall be given full access to the  construction  site and all  contracts,  applications  for payment,  payment  records and other construction documentation in order to monitor the construction.

2.       Project  Representatives.  Landlord hereby designates Greg Swinks to serve as Landlord's representative and Tenant
         ------------------------
hereby designates Jim Strasser and Charlie Haun to serve as Tenant's  representative  during the design and construction of the Initial  Improvements.  All  communications  between Landlord and Tenant relating to the design and construction of the
Initial Improvements shall be forwarded to or made by such party's  representative.  In addition,  no Change Order shall be binding on Landlord  unless  executed by Greg Swinks and no Change Order shall be binding on Tenant unless  executed by Jim
Strasser,  its  Director  of  Operations.  Nothwithstanding  the  foregoing,  in  the  event  that  its  representative  is unavailable,  either  party may  designate  a  replacement  representative  on either a  temporary  or  permanent  basis by notifying the other party in writing of such replacement designation.

3.       Dispute Resolution.
         ------------------

(a)      Conference of Senior Representatives.  The  parties shall make good faith efforts to resolve any dispute which may
         ------------------------------------
arise under this  Construction  Addendum in an expedient  manner. In the event,  however,  that any dispute arises,  either party may notify the other party of its intent to invoke the dispute  resolution  procedure  herein set forth by delivering written  notice to the  other  party.  In such  event,  if the  parties'  respective  representatives  are  unable to reach agreement on the subject  dispute  within ten (10)  business  days after  delivery of such  notice,  then each party shall, within five (5) business days  thereafter,  designate a senior  executive  officer of its  management to meet at a mutually agreed location to resolve the dispute.

(b)      Arbitration.  Subject  to the dollar limitation set forth below,  disputes as to any work required to be performed
         -----------
by Landlord  hereunder that are not resolved within five (5) days by agreement between the designated  executive  officers, may be submitted to  arbitration  if either party so elects,  by  delivering  written  notice to the other party within ten
(10) days after the  expiration  of such five (5) day period.  In such  event,  the  subject  dispute  shall be resolved by arbitration in accordance with the Commercial  Arbitration Rules of the American  Arbitration  Association,  subject to the requirement  that a single  arbitrator  unaffiliated  with either party shall decide each matter in dispute  within fifteen
(15) days of the date of his selection,  based solely upon the written  statements of position  submitted by each party and subject to the right of Landlord to join in any such  arbitration the Architect of Record and any contractor  whose work is the subject of any such  arbitration.  The parties consent to the  jurisdiction  of any appropriate  court to enforce these arbitration  provisions and to enter judgments upon the decision of the  arbitration.  Unless  otherwise  required by state law,  arbitration shall be conducted in Atlanta,  Georgia.  In the event of an arbitration,  the losing party shall pay the cost of arbitrator and the  arbitration,  but each party shall bear its own attorneys'  fees and costs in preparing for and participating  in such  arbitration.  Only those disputes  described  above that involve an amount in controversy in excess of $500,000  shall be subject to  mandatory  arbitration  pursuant to this  Paragraph  3 provided  that in any  arbitration
                                                                            ------------
between  Landlord and  contractor,  either  Landlord or Tenant shall be entitled to require that Tenant  participate and be bound as a  party-in-interest.  No other disputes shall be subject to arbitration.  Without  limiting the generality of the preceding  sentence,  disputes  as to the date of  Substantial  Completion  shall not be subject to  mandatory  arbitration hereunder.

4.       Tenant's  Installations.  Subject  to applicable  ordinances and building codes governing  Tenant's right to enter
         -----------------------
and perform  work in the  Premises,  Tenant and Tenant's  contractors  shall be allowed to install  Tenant's  improvements, machinery,  equipment,  fixtures,  or other personal  property on the Premises  beginning when such  installation  will not materially and adversely  interfere with Landlord's  completion of construction (such date when Tenant may begin to install its  improvements  is herein  referred to as the "Early  Occupancy  Date").  The Early  Occupancy  Date is: (i) October 16,
                                                  ----------------------
2001,  as to the  production  area of the Premises so as to allow Tenant or its  contractors  to install the water  piping, electrical  conduit,  air piping and resin system,  (ii) November 16, 2001, as to the mechanical room of the Premises so as to allow Tenant or its  contractors to set the utility  equipment and proceed with water piping and electrical  connections to all of the support  equipment,  and (iii) December 11, 2001, as to the  production  room and facilities to enable Tenant or its  contractors  to drive an 18 wheel  truck into the plant to unload  the  production  equipment  and to allow for the installation and testing of the production  equipment.  After the Early Occupancy Date and before  Substantial  Completion,
Landlord and Tenant shall  reasonably  cooperate with each other and use commercially  reasonable  efforts to not interfere with the other's (or their  contractor's)  work being performed in the Premises and Tenant,  and its agents,  employees and contractors, shall comply in all material respects with Landlord's safety program which it has received a copy of.

5.       Substantial Completion.
         ----------------------

(a)      Determination of Substantial  Completion.  Landlord  shall diligently proceed with the construction of the Initial
         ----------------------------------------
Improvements to achieve  Substantial  Completion on or before January 26, 2002.  "Substantial  Completion"  shall be deemed
                                                                                  -----------------------
to have  occurred on the date when all of the  following  events have  occurred:  (i) the  architect who prepared the Final
Plans ("Architect of Record")  certifies that the Initial  Improvements have been completed in substantial  accordance with
        -------------------
the Final Plans subject only to completion of punch list items which do not interfere  with the  utilization of the Initial
Improvements  for the purposes for which they were  intended,  (ii) the Premises  contain at least 183,000 USF of Certified
Square  Footage as  determined  and  measured  from the  outside of the outer wall to outside of outer wall,  (iii)  Coweta
County has issued a certificate of occupancy (and if the  certificate of occupancy is temporary,  it may only be subject to the  completion  of  immaterial  items which do not  interfere  with the Tenant's  operation  and  Landlord  shall obtain a permanent,  unconditional  certificate of occupancy prior to the date any such temporary  certificate of occupancy  lapses, expires or terminates) for the Premises  allowing the Tenant to  beneficially  occupy the Premises and conduct its business therefrom,  (iv) Tenant has received from  Landlord the Updated Phase I, and (v) at least:  one hundred two (102) days have elapsed since Landlord  delivered to Tenant  occupancy of that portion of the Premises as required by Paragraph 4(i) above,
                                                                                                      --------------
seventy one (71) days have  elapsed  since  Landlord  delivered  to Tenant  occupancy  of that  portion of the  Premises as required by Paragraph 4(ii) above,  and, forty six (46) days have elapsed since Landlord  delivered to Tenant  occupancy of
            ---------------
that  portion of the  Premises  as required by  Paragraph  4(iii)  above  (each an Early  Occupancy  Date).  Such date when
                                                -----------------
Substantial  Completion  has  occurred is referred to in the Lease and this  Construction  Addendum as the  "Commencement
                                                                                                             --------------
Date."  Notwithstanding  anything  contained herein or in the Lease to the contrary,  subject to applicable laws, codes and ordinances,  Tenant may begin to operate its business from the Premises  prior to the  Commencement  Date  provided  Tenant shall  only begin to be  obligated  to pay  Monthly  Rent and Taxes  when  Substantial  Completion  is  achieved.  Landlord covenants  that if the Premises  contain less than 183,000 USF as the Certified  Square  Footage,  Landlord shall cause the
Premises to contain at least  185,122 USF within  thirty (30) days after the original  determination  of  Certified  Square
Footage.

(b)      Inspection  and Punch  List.  Landlord  shall  notify  Tenant in writing  approximately  ten (10) days  before the
         ---------------------------
estimated  date  of  Substantial  Completion.  Within  five  (5) business  days  of the  anticipated  date  of  Substantial
Completion,  Landlord and Tenant shall jointly inspect the  Improvements and agree upon a punch list of items in accordance with the Final Plans needing  completion or  correction.  As soon as Substantial  Completion  has been  achieved,  Landlord shall notify  Tenant in writing of such date.  Landlord  shall use all  reasonable  diligent  efforts to complete all punch list items within thirty (30) days after  agreement upon the punch list,  subject,  however,  to long lead time items which must be ordered and to seasonal requirements for any landscaping and exterior work.

6.       Excusable  Delay.  In  connection with the construction of the Initial  Improvements,  if, and to the extent,  any
         ----------------
delay in such  construction  is caused  solely by the act or  neglect  of  Tenant,  or those  acting  for or under  Tenant, including  without  limitation  failure of Tenant to approve Final Plans,  or by a Force Majeure Event , or by a failure of
Coweta County to both sell  Landlord the Land and grade the Land on or before July 1, 2001  ("Excusable  Delay"),  then the
                                                                                              ----------------
scheduled date to achieve Substantial  Completion (January 26, 2002) shall be extended  day-for-day for such delay provided
Landlord  provides  Tenant written notice within two (2) business days after the occurrence of any event of Excusable Delay commences, failing which Landlord may not claim Excusable Delay.

7.       Delay Damages and Termination.  If, for any reason other than Excusable  Delay,  the  Commencement  Date shall not
         -----------------------------
have  occurred on or before  January 26,  2002,  then  Landlord  shall pay to Tenant,  as  liquidated  damages and not as a penalty,  the sum of $8,800.00 for each day from and after the scheduled  Commencement  Date until the Commencement Date is achieved,  in liquidated  damages.  Delay damages shall be due and payable every two (2) weeks no later than seven (7) days after the expiration of the two (2) week period.  If, for any reason other than an Excusable Delay,  the Commencement  Date is not  achieved by March 31, 2002,  then Tenant may  terminate  this Lease by written  notice to Landlord on or before ten
(10) days after such date,  in which case all of  Landlord's  and  Tenant's  obligations  hereunder  shall  terminate,  and neither  party  shall have any further  obligations  to the other with  respect to this  Lease.  Tenant may also pursue any other damages provided at law or in equity as a result of any delay or termination of this Lease.

                                                                                                                         43
===========================================================================================================================
Tenant:  UNITED STATES CAN COMPANY
Address:
Landlord:  FIRST FULTON ASSOCIATES

12803705 01754168

                                                         Exhibit 1
                                                            to
                                                   Construction Addendum

                                                      SPECIFICATIONS
                                                      --------------

                                                         Exhibit 2
                                                            to
                                                   Construction Addendum

                                                         SITE PLAN
                                                         ---------

                                                         Exhibit 3
                                                            to
                                                   Construction Addendum

                                                    BUILDING SPACE PLAN
                                                    -------------------

                                                     PURCHASE ADDENDUM
                                                     -----------------

                                       ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                                             DATED June _______, 2001, BETWEEN

                                                  FIRST FULTON ASSOCIATES

                                                            and

                                                 UNITED STATES CAN COMPANY

         Subject to and in  accordance  with the terms of this  Purchase  Addendum,  Tenant shall have the right and option
(the "Purchase  Option") to purchase the Premises.  Tenant shall exercise the Purchase Option by delivering  written notice
      ----------------
("Purchase Option Notice") to Landlord no later than November 12, 2001.
  ----------------------

1.       Purchase Price.  The purchase price shall be $6,528,870 (subject to adjustments due to Change Orders).
         --------------

2.       Closing  The  closing  shall be conducted  through an escrow  established  at a title  company  acceptable to both
         -------
Landlord and Tenant.  All deliveries  shall be deposited in escrow and all closing  deliveries and  disbursements  shall be made through the escrow.  The closing  shall occur on a date  reasonable  acceptable to Landlord and Tenant but in no event earlier than the Commencement Date and no later than 90 days following the Commencement Date.

3.        Inspection.    Tenant may revoke its election to exercise the  Purchase  Option by notice to Landlord  within the
         -----------
30-day  period after it elects the Purchase  Option if Tenant is not satisfied  with any aspect of the  Premises,  in which case this Lease shall continue in full force and effect.

4.       Title.  Landlord  shall  convey to Tenant fee simple title to the Premises by special  warranty  deed  (warranting
         -----
title by, through,  or under Landlord,  but not otherwise)  subject only to all matters of record and those matters which a correct  survey  would  show but free and  clear of any  liens or any  other  exceptions  created  by,  under,  or  through
Landlord.  Tenant  shall  have the  absolute  right to approve  title to the  Property,  and if title is not  satisfactory,
Tenant may revoke its election to exercise the  Purchase  Option by giving  notice to Landlord  (x) within  the  inspection period in Paragraph  (3) above and,  (y) with  respect to any title  exceptions of which  Purchaser is notified  after such inspection  period but before the closing,  at any time before the closing.  Landlord shall assign to Tenant all its right, title and interest in and to all contracts,  warranties,  permits,  approvals, and other intangible property related to the
Premises except for any tradename or other similar rights related to the Premises, which Landlord shall retain.

5.       Prorations.  There shall be no proration of taxes or other expenses.
         ----------

6.       Lease  Termination.  The  Lease shall be terminated as of the closing.  All rent and other  payments due by Tenant
         ------------------
to  Landlord  under  this  Lease  shall be  prorated  to the date of  closing  and shall be  deposited  into the escrow and disbursed to Landlord at closing.

7.       Risk of Loss.  Risk of loss shall remain with Landlord,  subject to Tenant's  obligations under this Lease,  until
         ------------
the closing.  If any  condemnation  is instituted or  threatened  against the Premises or the Premises are damaged,  either party may terminate the purchase transaction, and the Lease shall remain in full force and effect.

                                                    EXPANSION ADDENDUM
                                                    ------------------

                                       ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                                                   DATED June 15, 2001,

                                                          between

                                                  FIRST FULTON ASSOCIATES

                                                            and

                                                 UNITED STATES CAN COMPANY

(a)      Expansion Option.
         ----------------

(i)      Subject to subparagraph (b) below, Tenant shall have the option no more than two (2) times during the term of this Lease (the "Expansion Option"), to be exercised by delivery of written notice ("Expansion Option Notice") to
                 ----------------                                                    -----------------------
Landlord to cause Landlord to construct the Expansion as provided herein and to include the Expansion as part of the
Premises as of Substantial Completion thereof (as defined in the Construction Addendum) of the Expansion (the "Expansion
                                                                                                               ----------
Commencement Date").  Tenant shall specify to Landlord the date upon which the Expansion must be Substantially Completed
-----------------
in the Expansion Option Notice.

(ii)     The monthly Base Rent for the Premises shall be increased effective upon the Expansion Commencement Date.  The increase in monthly Base Rent shall be calculated pursuant to subparagraph (b) below.

(iii)    If Tenant shall exercise the Expansion Option as provided herein, Landlord shall design and construct the expansion of the original Premises to contain up to an aggregate of 50,000 square feet of additional leaseable and usable space with parking for 20 additional cars (the "Expansion").  The Expansion shall be designed and constructed by Landlord
                                                ---------
as a connected expansion of the original Premises, utilizing a common demising wall, between the original Premises and the Expansion full and free access of persons and full and free handling and processing of inventory.  The design and construction of the Expansion shall be performed in a manner consistent with the Construction Addendum, subject to the following:

(1)      Landlord shall commence preparation of the design of the Expansion within thirty (30) days after exercise by
Tenant of the Expansion Option.  The final plans and specifications for the Expansion shall be prepared by Landlord and approved by Tenant in a manner consistent with the provisions of the Construction Addendum for the preparation and approval of the Final Plans for the Initial Improvements.

(2)      Except as agreed otherwise by Landlord and Tenant, the Expansion shall be substantially similar in all respects to the original Premises, including without limitation the type and quality of materials and the exterior and interior appearance and finish.

(b)      Increase in Monthly Rent.

         _________The increase in Monthly Rent associated with the addition of the Expansion to the Premises shall equal the Total Project Cost (as defined in the Construction Addendum) for the Expansion plus interest on the Total Project
Cost for the Expansion at the interest rate per annum that Landlord can borrow at in the marketplace to fund construction of the Expansion ("Landlord's Market Borrowing Rate") amortized in equal monthly installments over the balance of the initial term of the Lease remaining as of the Expansion Commencement Date.  Promptly after the determination of the Total
Project Cost for the Expansion and the resulting adjustment to Monthly Rent, the parties shall enter into an amendment to the Lease confirming the addition of the Expansion to the Premises and such increase in Monthly Rent and the Expansion
Commencement Date.  Notwithstanding the foregoing, if Tenant believes that Landlord's Market Borrowing Rate is too high,
Tenant may elect to require Landlord to borrow from an alternative financing source designated by Tenant in which case the increase in Monthly Rent associated with the addition of the Expansion to the Premises shall be computed based on the interest rate charged to Landlord from such alternative funding source.

(c)      For purposes of the  definition  of "Total  Project Cost" set forth below,  the Landlord  shall  categorized  such improvement and development costs as follows:

o        infrastructure costs (Land development costs);
o        fiscal requirements, platting and site preparation;
o        contractor's overhead and profit;
o        architectural and engineering fees;
o        legal fees;
o        construction materials testing and inspection;
o        labor and materials to construct the Initial Improvements and related infrastructure and improvements;
o        costs of securing construction and permanent financing;
o        permit fees, sales taxes and fees payable to contractors;
o        project landscaping, including related design fees and permits;
o        water, gas and electrical hookup fees and related miscellaneous costs;
o        builder's risk insurance;
o        a prorated share of Taxes assessed and operating expenses incurred during the construction period (beginning upon acquisition and ending on the Commencement Date);
o        title insurance on the Total Project Cost;
o        Landlord's average cost of coverage for liability insurance during the construction period;
o        services for verification of compliance with city ordinances and other laws;
o        a 10% administrative cost with respect to any Change Orders that increase costs;
o        imputed interest at the Prime Rate (as defined in the Lease) on the cost used to determine Monthly Rent (imputed interest accrues on actual cost as and when incurred up to the Commencement Date); and
o        fee payable to Tenant's designated representative.

(d)      Total Project Cost.  For purposes of the Lease and this  Expansion  Addendum,  "Total Project Cost" shall mean the
         ------------------
sum of improvement  and  development  costs - i.e. costs incurred by Landlord from delivery of the Expansion  Option Notice by the Tenant  through  project  close-out to prepare the Land and  construct the  Expansion  and related  on-site  paving, landscaping and utility lines.